UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2024 (October 31, 2024)

Mr. Cooper Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.

Coppell, TX 75019

(Address of Principal Executive Offices, and Zip Code)

469.549.2000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2024, Nationstar Mortgage LLC (“Nationstar”), a Delaware limited liability company and operating subsidiary of Mr. Cooper Group Inc. (the “Company”), completed its previously announced acquisition (the “Acquisition”) of certain assets, including mortgage servicing rights, subservicing contracts, and third-party origination assets from Flagstar Bank, N.A. (“Flagstar”), a national banking association and a wholly owned subsidiary of Flagstar Financial, Inc., for an aggregate purchase price of approximately $1.3 billion in cash. The Acquisition was effected pursuant to the terms of the Agreement for Bulk Purchase and Sale of Mortgage Servicing Rights and the Asset Purchase Agreement, each dated as of July 25, 2024, by and between Nationstar and Flagstar.

On November 1, 2024, the Company issued a press release announcing the completion of the Acquisition. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Mr. Cooper will file by amendment to this Form 8-K the financial statements required by this Item 9.01(a) no later than 71 calendar days after the date this Form 8-K was required to be filed.

(b) Pro forma financial information.

Mr. Cooper will file by amendment to this Form 8-K the pro forma financial information required by this Item 9.01(b) no later than 71 calendar days after the date this Form 8-K was required to be filed.

(d) Exhibits

Exhibit Number	Exhibit

99.1	Press release of Mr. Cooper Group Inc., dated November 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: November 6, 2024	By:	/s/ Kurt Johnson
Kurt Johnson Executive Vice President & Chief Financial Officer